UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 20, 2017
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
  _______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    On October 20, 2017, the Compensation Committee of the Board of Directors of SYNNEX Corporation (“SYNNEX” or “Company”) granted the following performance-based restricted stock units (“RSUs”) to the following named executive officers (each, an “Officer”):

Officer	Number of Shares Underlying RSU
Dennis Polk	23,598
Peter Larocque	23,556
Chris Caldwell	23,598
Marshall Witt	15,731
Portions of the RSUs will vest upon the third and fourth anniversaries of the grant date provided (i) the Officer remains in continuous employment by SYNNEX through the vesting dates and (ii) SYNNEX achieves an increase of at least ten percent (10%) in adjusted net income as reported in Company financial statements from Company continuing operations for any consecutive 12-month period over the three-year period beginning fiscal 2017 fourth quarter through fiscal 2020 third quarter, measured against adjusted net income, with comparable financial measure adjustments, as reported in Company financial statements from Company continuing operations during the one-year period beginning fiscal 2016 fourth quarter through fiscal 2017 third quarter. In the event of an Officer’s death prior to the vesting date, SYNNEX will transfer to such Officer’s estate the number of shares that would have vested on or prior to such Officer’s death.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 26, 2017

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

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